                                                                    EXHIBIT 23.2



Consent of Independent Accountants


We consent to the incorporation by reference of our report dated May 5, 1995 included in the Transition Report on Form 10-K of MK Gold Company, for the nine months ended December 31, 1996 (relating to the financial statements of Castle Mountain Venture for the year ended March 31, 1995 not presented separately therein) into the MK Gold Company's previously filed Registration Statement (File No. 333-16765).



Vancouver, Canada                                      /s/ Coopers & Lybrand
March 24, 1997                                         Chartered Accountants